FORM OF PROXY

Exhibit 99.5

The Premier Name in Casino Entertainment

Harrah’s Entertainment, Inc.
Special Meeting of Stockholders
                         ,                 at

Rio All-Suite Hotel & Casino
3700 West Flamingo Road
Las Vegas, Nevada

If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access this joint proxy statement/prospectus electronically at our web site,
http://investor.harrahs.com.

HARRAH’S ENTERTAINMENT, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING

OF STOCKHOLDERS TO BE HELD                      ,

      The undersigned hereby appoints Philip G. Satre, Gary W. Loveman, and Stephen H. Brammell, and each of them, and his or her attorneys and agents, with full power of substitution, to vote as proxy for the undersigned at the Special Meeting of Stockholders of Harrah’s Entertainment, Inc. (the “Company”) to be held on                      ,            at            in                                         , and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth on the reverse side of this card (and as more particularly set forth in the Notice of Meeting enclosed herewith) and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy also constitutes confidential voting instructions for the use of participants in the Company’s Stock Fund of the Company’s Savings and Retirement Plan.

      All shares of the Company’s Common Stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions indicated on the reverse side of this card. If no instructions for a proposal are indicated on an executed Proxy Card, such proxies will be voted in accordance with the recommendation of the Board of Directors as set forth herein with respect to such proposal.

      To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone — simply follow the instruction on the reverse side of this card. If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it in the envelope provided.

IF YOU PLAN TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS, PLEASE MARK THE FOLLOWING BOX AND PROMPTLY RETURN THIS PROXY CARD.	☐	HARRAH’S ENTERTAINMENT, INC. P.O. BOX 11025 NEW YORK, N.Y. 10203-0025

IF YOU REQUEST TO ACCESS FUTURE PROXY STATEMENTS AND ANNUAL REPORTS ELECTRONICALLY, AND AGREE TO DO SO, PLEASE MARK THIS BOX.	☐

PLEASE SIGN AND DATE ON REVERSE SIDE

HARRAH’S ENTERTAINMENT INC.	3 EASY WAYS TO VOTE YOUR PROXY

INTERNET https://www.proxyvotenow.com/het			TELEPHONE 1-866-358-4701			MAIL
•	Go to the website address listed above.	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO MAIL IN YOUR PROXY CARD.
INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

1-866-358-4701
CALL TOLL-FREE TO VOTE

▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒
Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Approval of the issuance of shares of Harrah’s common stock, pursuant to the Agreement and Plan of Merger, dated as of July 14, 2004, by and among Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., a wholly-owned subsidiary of Harrah’s, and Caesars Entertainment, Inc.	☐	☐	☐	2.	Approval of an amendment to Harrah’s certificate of incorporation to increase the number of authorized shares of Harrah’s common stock from 360,000,000 to 720,000,000.	☐	☐	☐
					In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

						To change your address, please mark this box.			☐

S C A N L I N E

Signatures of stockholders should correspond exactly with the names shown on the Proxy Card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners should both sign.

Date	Share Owner sign here	Co-Owner sign here